UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

January 30, 2020

MACKENZIE REALTY CAPITAL INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-55006	45-4355424
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

89 Davis Road, Suite 100 Orinda, California	94563
(Address of principal executive offices)	(Zip Code)

(925) 631-9100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On or about January 30, 2020, MacKenzie Realty Capital, Inc., mailed a letter to stockholders accompanying the Fourth Calendar Quarter 2019 regular dividend.

The full text of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report is furnished pursuant to Item 7 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.

Item 8.01 Other Events.

Fourth Calendar Quarter 2019 Dividend

The board of directors (the “Board”) of MacKenzie Realty Capital, Inc. (the “Company”) previously declared a dividend for the Fourth Calendar Quarter 2019 at the regular 7% annual rate of $0.175 per quarter or a monthly dividend of $0.0583 for those purchasing Shares at $10.00 per Share, or 6.8% annual rate for Shares purchased at $10.25 per Share.  The Board anticipates making future declared dividends, if any, on a similar schedule, approximately 30 days after the close of the previous quarter.

First Calendar Quarter 2020 Dividend

The board of directors (the “Board”) of MacKenzie Realty Capital, Inc. (the “Company”) declared a monthly dividend of $0.05979 per Share for the quarter ending March 31, 2020, payable on or about the quarterly payment date of April 30, 2020, to record holders as of January 31, 2020, February 29, 2020, and March 31, 2020.  This is a 2.5% increase over the Company’s previous regular quarterly dividend of 17.5¢ per share.  It is payable at the annual rate of 7% based upon the sale price of $10.25 per Share, or 7.2% on $10.00 per share purchase price. The dividends will be paid in cash or reinvested in stock for those participating in the Company’s dividend reinvestment plan. The Board anticipates making future declared dividends, if any, on a similar schedule, approximately 30 days after the close of the previous fiscal quarter.  The Board anticipates that the Company will have sufficient income from the quarter ended December 31, 2019, to support the regular quarterly dividend to Stockholders at the annualized rate of 7% on shares sold at $10.25 per share, without distributing any original capital.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of dividends are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended June 30, 2019, as amended, and its other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
99.1	Letter to stockholders regarding 1st quarter 2020 dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: February 13, 2020	By:	/s/ Robert Dixon
Robert Dixon
President